UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2016

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2016, Reinsurance Group of America, Incorporated (the “Company”) entered into:

•	an Underwriting Agreement (the “Senior Note Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as Representatives of the several underwriters named therein (the “Senior Note Underwriters”), pursuant to which the Company agreed to issue and sell to the Senior Note Underwriters $400 million aggregate principal amount of its 3.95% Senior Notes due 2026 (the “Senior Notes”); and

•	an Underwriting Agreement (the “Debenture Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several underwriters named therein (the “Debenture Underwriters”), pursuant to which the Company agreed to issue and sell to the Debenture Underwriters $400 million aggregate principal amount of its 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056 (the “Debentures”).

The public offering price of the Senior Notes was 99.996% of the principal amount. The Company expects net proceeds (before expenses) from the offering of the Senior Notes of approximately $397.4 million. The public offering price of the Debentures was 100% of the principal amount. The Company expects net proceeds (before expenses) from the offering of the Debentures of approximately $395.3 million. The Company anticipates using these proceeds to repay upon maturity its $300 million 5.625% senior notes that mature in March 2017, and the remainder for general corporate purposes.

These offerings are being conducted as separate public offerings and are being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-196114) and related prospectus supplements, each filed with the Securities and Exchange Commission, and neither of these offerings is contingent upon the consummation of the other.

Both the Senior Note Underwriting Agreement and Debenture Underwriting Agreement (together, the “Underwriting Agreements”) include customary representations, warranties and covenants by the Company. Under the terms of each of the Underwriting Agreements, the Company has agreed to indemnify the Senior Note Underwriters and the Debenture Underwriters (together, the “Underwriters”), respectively, against certain liabilities. The foregoing description of the Senior Note Underwriting Agreement and Debenture Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated by reference herein.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and its affiliates for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company.

Item 8.01	Other Events.

On June 1, 2016, the Company issued a press release announcing the pricing of the offering of the Senior Notes and Debentures. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: June 2, 2016	By:	/s/ Todd C. Larson
Todd C. Larson Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated June 1, 2016, between the Company and Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, regarding the Senior Notes.

1.2	Underwriting Agreement dated June 1, 2016, between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, regarding the Debentures.

99.1	Press Release dated June 1, 2016, announcing the pricing and offering of the Senior Notes and Debentures.

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